Exhibit 99.1

People’s United Financial Reports Second Quarter Net Income of $133.2 Million, or $0.33 per Common Share

Operating Earnings of $0.34 per Common Share

Board of Directors Approves Share Repurchase Program

•	Announced the acquisition of United Financial Bancorp on July 15th.

•	Return on average assets of 1.04 percent and return on average tangible common equity of 14.1 percent.

•	Efficiency ratio of 55.8 percent, an improvement of 150 basis points linked-quarter and 260 basis points year-over-year, reflecting continued focus on enhancing operating leverage.

•	Non-interest income of $106.3 million, an increase of 12 percent both linked-quarter and year-over-year.

•	Period-end loans and deposits increased nine percent and seven percent, respectively, from March 31st, driven by the BSB Bancorp acquisition and organic growth.

BRIDGEPORT, CT., July 18, 2019 – People’s United Financial, Inc. (NASDAQ: PBCT) today reported results for the second quarter 2019. These results along with comparison periods are summarized below:

($ in millions, except per common share data)
	Three Months Ended
	Jun. 30, 2019	Mar. 31, 2019	Jun. 30, 2018
Net income	$133.2	$114.6	$110.2
Net income available to common shareholders	129.7	111.1	106.7
Per common share	0.33	0.30	0.31

Operating earnings[1]	134.8	123.0	109.0
Per common share	0.34	0.33	0.32

Net interest income	$348.1	$332.8	$301.2
Net interest margin	3.12%	3.20%	3.10%

Non-interest income	106.3	94.6	94.9

Non-interest expense	$278.4	$277.2	$248.6
Operating non-interest expense[1]	271.9	262.2	245.7

Efficiency ratio	55.8%	57.3%	58.4%

Average balances
Loans	$38,229	$35,046	$32,116
Deposits	39,211	36,450	32,535

Period-end balances
Loans	38,557	35,515	32,512
Deposits	39,467	36,901	32,468

[1]	See Non-GAAP Financial Measures and Reconciliation to GAAP beginning on page 16.

“We are pleased with the Company’s performance in the second quarter,” said Jack Barnes, Chairman and Chief Executive Officer. “Operating earnings of $135 million increased 24 percent from a year ago and operating return on average common tangible equity of 14.6 percent improved 40 basis points. These strong results reflect the success of our strategy of balancing organic growth with thoughtful M&A. The integration of BSB Bancorp continues to progress very well and we were excited to announce earlier this week the financially attractive acquisition of United Financial Bancorp, which strengthens our well-established presence in central Connecticut and western Massachusetts. We are also pleased to announce the Company’s Board of Directors approved the repurchase of up to 20 million common shares, which further demonstrates our commitment to returning capital to shareholders.”

“Higher revenues and our continued emphasis on controlling costs generated a second quarter efficiency ratio of 55.8 percent, an improvement of 260 basis points from the prior year quarter,” stated David Rosato, Senior Executive Vice President and Chief Financial Offer. “Total revenues of $454 million grew 15 percent year-over-year due to increases in both net interest income and non-interest income. Net interest margin of 3.12 percent improved two basis points from a year ago, but declined eight basis points linked-quarter. While new business yields remained greater than the total loan portfolio yield, the margin contracted due to higher deposit costs and the addition of BSB Bancorp. Organic loan and deposit period-end balances grew one percent and two percent respectively, from March 31st. Loan growth was driven by strong results in mortgage warehouse lending, healthcare and equipment finance, partially offset by continued headwinds in commercial real estate and planned reductions in residential mortgage balances. Deposits benefited from higher than expected municipal balances and a large short-term deposit from a commercial customer.”

	As of and for the Three Months Ended
	Jun. 30, 2019	Mar. 31, 2019	Jun. 30, 2018
Asset Quality
Net loan charge-offs to average total loans	0.05%	0.06%	0.06%
Originated non-performing loans as a percentage of originated loans	0.52%	0.49%	0.56%

Returns
Return on average assets[1]	1.04%	0.96%	1.00%
Return on average tangible common equity[1]	14.1%	13.0%	13.9%

Capital Ratios
People’s United Financial, Inc.
Tangible common equity / tangible assets	7.7%	7.7%	7.3%
Tier 1 leverage	8.7%	8.8%	8.6%
Common equity tier 1	10.0%	10.2%	10.0%
Tier 1 risk-based	10.7%	10.8%	10.8%
Total risk-based	12.0%	12.4%	12.5%

People’s United Bank, N.A.
Tier 1 leverage	8.9%	9.0%	9.1%
Common equity tier 1	10.9%	11.2%	11.4%
Tier 1 risk-based	10.9%	11.2%	11.4%
Total risk-based	12.4%	12.9%	13.4%

[1]	See Non-GAAP Financial Measures and Reconciliation to GAAP beginning on page 16

The Company’s Board of Directors approved the repurchase of up to 20 million shares of common stock. The share repurchases will be made at the discretion of the Company following the close of the United Financial Bancorp acquisition. The Board of Directors also declared a $0.1775 per common share quarterly dividend payable August 15, 2019 to shareholders of record on August 1, 2019. Based on the closing stock price on July 17, 2019, the dividend yield on People’s United Financial common stock is 4.4 percent.

People’s United Bank, N.A. is a subsidiary of People’s United Financial, Inc., a diversified, community-focused financial services company headquartered in the Northeast with more than $51 billion in assets. Founded in 1842, People’s United Bank offers commercial and retail banking through a network of over 400 retail locations in Connecticut, New York, Massachusetts, Vermont, New Hampshire and Maine, as well as wealth management and insurance solutions. The company also provides specialized commercial services to customers nationwide.

2Q 2019 Financial Highlights

Summary

•	Net income totaled $133.2 million, or $0.33 per common share.

•	Net income available to common shareholders totaled $129.7 million.

•	Operating earnings totaled $134.8 million, or $0.34 per common share (see page 16).

•	Net interest income totaled $348.1 million in 2Q19 compared to $332.8 million in 1Q19.

•	Net interest margin decreased eight basis points from 1Q19 to 3.12% reflecting:

•	Higher yields on the loan portfolio (increase of six basis points).

•	One additional calendar day in 2Q19 (increase of two basis points).

•	Higher rates on deposits and borrowings (decrease of 15 basis points).

•	Lower yields on the securities portfolio (decrease of one basis point).

•	Provision for loan losses totaled $7.6 million.

•	Net loan charge-offs totaled $4.5 million.

•	Net loan charge-off ratio of 0.05% in 2Q19.

•	Non-interest income totaled $106.3 million in 2Q19 compared to $94.6 million in 1Q19.

•	Customer interest rate swap income increased $4.6 million.

•	Commercial banking lending fees increased $2.4 million.

•	Bank service charges increased $1.2 million.

•	Insurance revenue decreased $1.8 million.

•	At June 30, 2019, assets under discretionary management totaled $9.3 billion.

•	Non-interest expense totaled $278.4 million in 2Q19 compared to $277.2 million in 1Q19.

•	Operating non-interest expense totaled $271.9 million in 2Q19 (see page 16).

•

Compensation and benefits expense, excluding $1.5 million of merger-related expenses in both 2Q19 and 1Q 19, increased $5.9 million, primarily reflecting additional personnel costs resulting from the BSB Bancorp acquisition, partially offset by lower payroll and benefit-related costs in 2Q19.

•	Professional and outside services expense, excluding $4.7 million and $1.2 million of merger-related expenses in 2Q19 and 1Q19, respectively, increased $1.4 million.

•	Intangible amortization expense increased $1.3 million.

•	Other non-interest expense includes merger-related expenses of $0.2 million and $11.9 million in 2Q19 and 1Q19, respectively.

•	The efficiency ratio was 55.8% for 2Q19 compared to 57.3% for 1Q19 and 58.4% for 2Q18 (see page 16).

•	The effective income tax rate was 20.9% for 2Q19 and 20.8% for the first six months of 2019, compared to 18.8% for the full-year of 2018.

•	The rate in 2018 reflects a $9.2 million benefit recognized in connection with tax reform.

Commercial Banking

•	Commercial loans totaled $27.0 billion at June 30, 2019, an increase of $1.6 billion from March 31, 2019.

•	Organic growth of $620 million.

•	The mortgage warehouse portfolio increased $340 million.

•	The equipment financing portfolio increased $145 million.

•	The New York multifamily portfolio decreased $59 million.

•	Average commercial loans totaled $26.5 billion in 2Q19, an increase of $1.6 billion from 1Q19.

•	The average mortgage warehouse portfolio increased $320 million.

•	The average equipment financing portfolio increased $153 million.

•	The average New York multifamily portfolio decreased $44 million.

•	Commercial deposits totaled $15.1 billion at June 30, 2019 compared to $13.5 billion at March 31, 2019.

•	Increase reflects, in part, a $500 million short-term deposit.

•	The ratio of originated non-performing commercial loans to originated commercial loans was 0.48% at June 30, 2019 compared to 0.45% at March 31, 2019.

•	Non-performing commercial assets, excluding acquired non-performing loans, totaled $117.6 million at June 30, 2019 compared to $111.1 million at March 31, 2019.

•	For the originated commercial loan portfolio, the allowance for loan losses as a percentage of loans was 0.91% at both June 30, 2019 and March 31, 2019.

•	The originated commercial allowance for loan losses represented 190% of originated non-performing commercial loans at June 30, 2019 compared to 202% at March 31, 2019.

Retail Banking

•	Residential mortgage loans totaled $9.5 billion at June 30, 2019, an increase of $1.4 billion from March 31, 2019.

•	Average residential mortgage loans totaled $9.7 billion in 2Q19, an increase of $1.5 billion from 1Q19.

•	Home equity loans totaled $2.0 billion at June 30, 2019, an increase of $114 million from March 31, 2019.

•	Average home equity loans totaled $2.0 billion in 2Q19, an increase of $105 million from 1Q19.

•	Retail deposits totaled $24.4 billion at June 30, 2019 compared to $23.4 billion at March 31, 2019.

•	The ratio of originated non-performing residential mortgage loans to originated residential mortgage loans was 0.57% at June 30, 2019 compared to 0.52% at March 31, 2019.

•	The ratio of originated non-performing home equity loans to originated home equity loans was 0.86% at June 30, 2019 compared to 0.81% at March 31, 2019.

Conference Call

On July 18, 2019, at 5 p.m., Eastern Time, People’s United Financial will host a conference call to discuss this earnings announcement. The call may be heard through www.peoples.com by selecting “Investor Relations” in the “About Us” section on the home page, and then selecting “Conference Calls” in the “News and Events” section. Additional materials relating to the call may also be accessed at People’s United Bank’s web site. The call will be archived on the web site and available for approximately 90 days.

Certain statements contained in this release are forward-looking in nature. These include all statements about People’s United Financial’s plans, objectives, expectations and other statements that are not historical facts, and usually use words such as “expect,” “anticipate,” “believe,” “should” and similar expressions. Such statements represent management’s current beliefs, based upon information available at the time the statements are made, with regard to the matters addressed. All forward-looking statements are subject to risks and uncertainties that could cause People’s United Financial’s actual results or financial condition to differ materially from those expressed in or implied by such statements. Factors of particular importance to People’s United Financial include, but are not limited to: (1) changes in general, international, national or regional economic conditions; (2) changes in interest rates; (3) changes in loan default and charge-off rates; (4) changes in deposit levels; (5) changes in levels of income and expense in non-interest income and expense related activities; (6) changes in accounting and regulatory guidance applicable to banks; (7) price levels and conditions in the public securities markets generally; (8) competition and its effect on pricing, spending, third-party relationships and revenues; (9) the successful integration of acquisitions; and (10) changes in regulation resulting from or relating to financial reform legislation. People’s United Financial does not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

###

Access Information About People’s United Financial at www.peoples.com.

INVESTOR CONTACT:

Andrew S. Hersom

Investor Relations

203.338.4581

Andrew.Hersom@peoples.com

MEDIA CONTACT:

Steven Bodakowski

Corporate Communications

203.338.4202

Steven.Bodakowski@peoples.com

People’s United Financial, Inc.

FINANCIAL HIGHLIGHTS

People’s United Financial completed its acquisition of BSB Bancorp, Inc. effective April 1, 2019. Accordingly, BSB Bancorp’s results of operations are included beginning with the effective date, and prior period results have not been restated to include BSB Bancorp.

	Three Months Ended
(dollars in millions, except per common share data)	June 30, 2019	March 31, 2019	Dec. 31, 2018	Sept. 30, 2018	June 30, 2018
Earnings Data:
Net interest income (fully taxable equivalent)	$355.4	$340.0	$339.5	$313.0	$307.8
Net interest income	348.1	332.8	332.6	306.4	301.2
Provision for loan losses	7.6	5.6	9.9	8.2	6.5
Non-interest income (1)	106.3	94.6	88.7	92.3	94.9
Non-interest expense (1)	278.4	277.2	262.7	241.3	248.6
Income before income tax expense	168.4	144.6	148.7	149.2	141.0
Net income	133.2	114.6	132.9	117.0	110.2
Net income available to common shareholders (1)	129.7	111.1	129.4	113.5	106.7

Selected Statistical Data:
Net interest margin (2)	3.12%	3.20%	3.17%	3.15%	3.10%
Return on average assets (1), (2)	1.04	0.96	1.11	1.06	1.00
Return on average common equity (2)	7.7	7.0	8.3	8.0	7.6
Return on average tangible common equity (1), (2)	14.1	13.0	14.9	14.5	13.9
Efficiency ratio (1)	55.8	57.3	55.1	56.7	58.4

Common Share Data:
Earnings per common share:
Basic	$0.33	$0.30	$0.35	$0.33	$0.31
Diluted (1)	0.33	0.30	0.35	0.33	0.31
Dividends paid per common share	0.1775	0.1750	0.1750	0.1750	0.1750
Common dividend payout ratio (1)	53.8%	58.6%	50.3%	52.9%	56.2%
Book value per common share (end of period)	$17.34	$17.13	$16.95	$16.69	$16.56
Tangible book value per common share (end of period) (1)	9.51	9.35	9.23	9.19	9.02
Stock price:
High	17.66	18.03	17.46	19.00	19.37
Low	15.24	14.25	13.66	16.95	18.00
Close (end of period)	16.78	16.44	14.43	17.12	18.09
Common shares (end of period) (in millions)	392.24	372.18	371.02	342.36	341.59
Weighted average diluted common shares (in millions)	394.57	374.09	372.83	345.04	344.47

(1)	See Non-GAAP Financial Measures and Reconciliation to GAAP beginning on page 16.
(2)	Annualized.

People’s United Financial, Inc.

FINANCIAL HIGHLIGHTS

People’s United Financial completed its acquisition of BSB Bancorp, Inc. effective April 1, 2019. Accordingly, BSB Bancorp’s results of operations are included beginning with the effective date, and prior period results have not been restated to include BSB Bancorp.

	Six Months Ended June 30,
(dollars in millions, except per common share data)	2019	2018
Earnings Data:
Net interest income (fully taxable equivalent)	$695.4	$609.9
Net interest income	680.9	597.0
Provision for loan losses	13.2	11.9
Non-interest income	200.9	185.3
Non-interest expense (1)	555.6	492.1
Income before income tax expense	313.0	278.3
Net income	247.8	218.1
Net income available to common shareholders (1)	240.8	211.1

Selected Statistical Data:
Net interest margin (2)	3.15%	3.07%
Return on average assets (1), (2)	1.00	0.99
Return on average common equity (2)	7.4	7.5
Return on average tangible common equity (1), (2)	13.5	13.9
Efficiency ratio (1)	56.6	58.9

Common Share Data:
Earnings per common share:
Basic	$0.63	$0.62
Diluted (1)	0.63	0.61
Dividends paid per common share	0.3525	0.3475
Common dividend payout ratio (1)	56.0%	56.2%
Book value per common share (end of period)	$17.34	$16.56
Tangible book value per common share (end of period) (1)	9.51	9.02
Stock price:
High	18.03	20.26
Low	14.25	18.00
Close (end of period)	16.78	18.09
Common shares (end of period) (in millions)	392.24	341.59
Weighted average diluted common shares (in millions)	384.39	344.23

(1)	See Non-GAAP Financial Measures and Reconciliation to GAAP beginning on page 16.
(2)	Annualized.

People’s United Financial, Inc.

FINANCIAL HIGHLIGHTS - Continued

People’s United Financial completed its acquisition of BSB Bancorp, Inc. effective April 1, 2019. Accordingly, BSB Bancorp’s results of operations are included beginning with the effective date, and prior period results have not been restated to include BSB Bancorp.

	As of and for the Three Months Ended
	June 30,	March 31,	Dec. 31,	Sept. 30,	June 30,
(dollars in millions)	2019	2019	2018	2018	2018
Financial Condition Data:
Total assets	$51,622	$48,092	$47,877	$44,133	$44,575
Loans	38,557	35,515	35,241	32,199	32,512
Securities	7,086	7,176	7,233	7,385	7,324
Short-term investments	275	106	266	128	253
Allowance for loan losses	244	241	240	238	237
Goodwill and other acquisition-related intangible assets	3,073	2,897	2,866	2,569	2,574
Deposits	39,467	36,901	36,159	33,210	32,468
Borrowings	3,400	2,860	3,593	3,392	4,639
Notes and debentures	911	902	896	886	889
Stockholders’ equity	7,046	6,621	6,534	5,959	5,900
Total risk-weighted assets (1):
People’s United Financial, Inc.	39,128	36,466	35,910	33,181	33,369
People’s United Bank, N.A.	39,078	36,447	35,875	33,132	33,317
Non-performing assets (2)	179	167	186	173	187
Net loan charge-offs	4.5	5.1	7.5	7.0	5.0

Average Balances:
Loans	$38,229	$35,046	$35,016	$32,166	$32,116
Securities (3)	7,147	7,311	7,479	7,404	7,302
Short-term investments	214	203	292	193	267
Total earning assets	45,591	42,560	42,786	39,763	39,685
Total assets	51,088	47,800	47,721	44,245	44,110
Deposits	39,211	36,450	35,959	33,058	32,535
Borrowings	3,146	2,937	3,456	3,539	4,031
Notes and debentures	904	896	886	888	890
Total funding liabilities	43,261	40,284	40,302	37,485	37,456
Stockholders’ equity	6,978	6,562	6,515	5,937	5,870

Ratios:
Net loan charge-offs to average total loans (annualized)	0.05%	0.06%	0.09%	0.09%	0.06%
Non-performing assets to originated loans, real estate owned and repossessed assets (2)	0.56	0.54	0.61	0.57	0.62
Originated allowance for loan losses to:
Originated loans (2)	0.76	0.76	0.77	0.78	0.77
Originated non-performing loans (2)	146.0	157.0	140.9	147.9	138.4
Average stockholders’ equity to average total assets	13.7	13.7	13.7	13.4	13.3
Stockholders’ equity to total assets	13.6	13.8	13.6	13.5	13.2
Tangible common equity to tangible assets (4)	7.7	7.7	7.6	7.6	7.3
Total risk-based capital (1):
People’s United Financial, Inc.	12.0	12.4	12.5	12.8	12.5
People’s United Bank, N.A.	12.4	12.9	13.2	13.6	13.4

(1)	June 30, 2019 amounts and ratios are preliminary.
(2)	Excludes acquired loans.
(3)	Average balances for securities are based on amortized cost.
(4)	See Non-GAAP Financial Measures and Reconciliation to GAAP beginning on page 16.

People’s United Financial, Inc.

CONSOLIDATED STATEMENTS OF CONDITION

(in millions)	June 30, 2019	March 31, 2019	Dec. 31, 2018	June 30, 2018
Assets
Cash and due from banks	$505.9	$508.5	$665.7	$462.7
Short-term investments	274.8	106.0	266.3	253.1
Securities:
Trading debt securities, at fair value	9.3	8.3	8.4	8.2
Equity securities, at fair value	8.5	8.2	8.1	9.9
Debt securities available-for-sale, at fair value	2,971.2	3,060.0	3,121.0	3,245.1
Debt securities held-to-maturity, at amortized cost	3,807.5	3,823.4	3,792.3	3,718.7
Federal Home Loan Bank and Federal Reserve Bank stock, at cost	289.4	275.6	303.4	342.2

Total securities	7,085.9	7,175.5	7,233.2	7,324.1

Loans held-for-sale	17.4	7.8	19.5	17.1

Loans:
Commercial real estate	12,230.7	11,591.2	11,649.6	10,761.1
Commercial and industrial	10,121.8	9,354.7	9,088.9	8,823.3
Equipment financing	4,611.0	4,466.1	4,339.2	4,103.9

Total Commercial Portfolio	26,963.5	25,412.0	25,077.7	23,688.3

Residential mortgage	9,532.6	8,163.1	8,154.2	6,866.2
Home equity and other consumer	2,060.6	1,940.1	2,009.5	1,957.5

Total Retail Portfolio	11,593.2	10,103.2	10,163.7	8,823.7

Total loans	38,556.7	35,515.2	35,241.4	32,512.0
Less allowance for loan losses	(244.0)	(240.9)	(240.4)	(236.8)

Total loans, net	38,312.7	35,274.3	35,001.0	32,275.2

Goodwill and other acquisition-related intangible assets	3,072.9	2,896.5	2,865.7	2,573.8
Bank-owned life insurance	504.4	467.8	467.0	407.2
Premises and equipment, net	261.0	255.8	267.3	246.3
Other assets	1,587.5	1,399.7	1,091.6	1,015.0

Total assets	$51,622.5	$48,091.9	$47,877.3	$44,574.5

Liabilities
Deposits:
Non-interest-bearing	$8,747.2	$8,315.6	$8,543.0	$8,002.4
Savings	4,847.4	4,159.1	4,116.5	4,184.9
Interest-bearing checking and money market	17,424.8	17,130.0	16,583.3	14,659.4
Time	8,447.9	7,296.2	6,916.2	5,621.5

Total deposits	39,467.3	36,900.9	36,159.0	32,468.2

Borrowings:
Federal Home Loan Bank advances	2,054.4	1,573.2	2,404.5	3,510.1
Federal funds purchased	1,110.0	1,020.0	845.0	855.0
Customer repurchase agreements	235.2	264.8	332.9	254.9
Other borrowings	—	1.6	11.0	19.1

Total borrowings	3,399.6	2,859.6	3,593.4	4,639.1

Notes and debentures	911.5	901.6	895.8	888.7
Other liabilities	797.9	808.6	695.2	678.3

Total liabilities	44,576.3	41,470.7	41,343.4	38,674.3

Stockholders’ Equity
Preferred stock	244.1	244.1	244.1	244.1
Common stock	4.9	4.7	4.7	4.4
Additional paid-in capital	6,890.7	6,558.8	6,549.3	6,040.3
Retained earnings	1,388.1	1,328.6	1,284.8	1,167.9
Unallocated common stock of Employee Stock Ownership Plan, at cost	(126.5)	(128.3)	(130.1)	(133.7)
Accumulated other comprehensive loss	(193.0)	(224.6)	(256.8)	(260.7)
Treasury stock, at cost	(1,162.1)	(1,162.1)	(1,162.1)	(1,162.1)

Total stockholders’ equity	7,046.2	6,621.2	6,533.9	5,900.2

Total liabilities and stockholders’ equity	$51,622.5	$48,091.9	$47,877.3	$44,574.5

People’s United Financial, Inc.

CONSOLIDATED STATEMENTS OF INCOME

	Three Months Ended
(in millions, except per common share data)	June 30, 2019	March 31, 2019	Dec. 31, 2018	Sept. 30, 2018	June 30, 2018
Interest and dividend income:
Commercial real estate	$139.9	$132.7	$130.2	$114.7	$111.5
Commercial and industrial	111.4	103.9	100.1	93.2	90.1
Equipment financing	62.8	59.0	56.7	56.2	50.5
Residential mortgage	85.5	70.7	70.2	56.0	55.3
Home equity and other consumer	25.7	24.9	24.4	22.0	21.4

Total interest on loans	425.3	391.2	381.6	342.1	328.8
Securities	46.2	47.8	48.5	46.6	45.1
Short-term investments	1.2	1.3	1.4	1.1	1.3
Loans held-for-sale	0.1	0.2	0.3	0.2	0.2

Total interest and dividend income	472.8	440.5	431.8	390.0	375.4

Interest expense:
Deposits	96.6	81.2	70.6	56.9	47.3
Borrowings	19.3	17.7	20.0	18.2	18.5
Notes and debentures	8.8	8.8	8.6	8.5	8.4

Total interest expense	124.7	107.7	99.2	83.6	74.2

Net interest income	348.1	332.8	332.6	306.4	301.2
Provision for loan losses	7.6	5.6	9.9	8.2	6.5

Net interest income after provision for loan losses	340.5	327.2	322.7	298.2	294.7

Non-interest income:
Bank service charges	26.4	25.2	26.9	24.9	24.3
Investment management fees	17.1	16.5	16.4	17.4	17.2
Operating lease income	12.7	12.7	12.0	11.0	11.2
Commercial banking lending fees	10.2	7.8	9.6	7.9	9.4
Insurance revenue	8.7	10.5	6.7	9.8	8.3
Customer interest rate swap income, net	7.6	3.0	6.3	2.8	4.0
Cash management fees	7.2	6.8	6.6	7.0	7.0
Brokerage commissions	2.6	2.8	3.3	3.2	3.2
Net security gains (losses) (1)	0.1	—	(10.0)	0.1	—
Other non-interest income	13.7	9.3	10.9	8.2	10.3

Total non-interest income	106.3	94.6	88.7	92.3	94.9

Non-interest expense:
Compensation and benefits	161.3	155.4	151.5	135.7	135.0
Occupancy and equipment	44.4	44.3	44.6	41.6	40.8
Professional and outside services	24.9	20.0	21.4	17.0	20.6
Operating lease expense	9.9	9.4	9.8	8.9	8.7
Amortization of other acquisition-related intangible assets	8.0	6.7	6.9	4.9	4.9
Regulatory assessments	6.5	7.0	7.4	10.0	9.9
Other non-interest expense	23.4	34.4	21.1	23.2	28.7

Total non-interest expense (1)	278.4	277.2	262.7	241.3	248.6

Income before income tax expense	168.4	144.6	148.7	149.2	141.0
Income tax expense (1)	35.2	30.0	15.8	32.2	30.8

Net income	133.2	114.6	132.9	117.0	110.2
Preferred stock dividend	3.5	3.5	3.5	3.5	3.5

Net income available to common shareholders	$129.7	$111.1	$129.4	$113.5	$106.7

Earnings per common share:
Basic	$0.33	$0.30	$0.35	$0.33	$0.31
Diluted	0.33	0.30	0.35	0.33	0.31

(1)

Includes $10.0 million of security losses for the three months ended December 31, 2018, which are considered non-operating, incurred as a tax planning strategy in response to tax reform-related benefits recognized in the period. Total non-interest expense includes $6.5 million, $15.0 million, $8.0 million, $0.5 million and $2.9 million of non-operating expenses for the three months ended June 30 ,2019, March 31, 2019, December 31, 2018, September 30, 2018 and June 30, 2018, respectively. Income tax expense includes a $9.2 million benefit recognized in connection with tax reform, which is considered non-operating, for the three months ended December 31, 2018. See Non-GAAP Financial Measures and Reconciliation to GAAP beginning on on page 16.

People’s United Financial, Inc.

CONSOLIDATED STATEMENTS OF INCOME

	Six Months Ended June 30,
(in millions, except per common share data)	2019	2018
Interest and dividend income:
Commercial real estate	$272.6	$218.5
Commercial and industrial	215.3	172.4
Equipment financing	121.8	99.4
Residential mortgage	156.2	110.0
Home equity and other consumer	50.6	42.2

Total interest on loans	816.5	642.5
Securities	94.0	89.1
Short-term investments	2.5	2.5
Loans held for sale	0.3	0.4

Total interest and dividend income	913.3	734.5

Interest expense:
Deposits	177.8	88.6
Borrowings	37.0	32.7
Notes and debentures	17.6	16.2

Total interest expense	232.4	137.5

Net interest income	680.9	597.0
Provision for loan losses	13.2	11.9

Net interest income after provision for loan losses	667.7	585.1

Non-interest income:
Bank service charges	51.6	48.1
Investment management fees	33.6	34.9
Operating lease income	25.4	21.9
Insurance revenue	19.2	18.1
Commercial banking lending fees	18.0	19.8
Cash management fees	14.0	13.6
Customer interest rate swap income, net	10.6	5.5
Brokerage commissions	5.4	6.3
Other non-interest income	23.1	17.1

Total non-interest income	200.9	185.3

Non-interest expense:
Compensation and benefits	316.7	275.7
Occupancy and equipment	88.7	82.0
Professional and outside services	44.9	39.2
Operating lease expense	19.3	17.7
Amortization of other acquisition-related intangible assets	14.7	10.0
Regulatory assessments	13.5	20.5
Other non-interest expense	57.8	47.0

Total non-interest expense (1)	555.6	492.1

Income before income tax expense	313.0	278.3
Income tax expense	65.2	60.2

Net income	247.8	218.1
Preferred stock dividend	7.0	7.0

Net income available to common shareholders	$240.8	$211.1

Earnings per common share:
Basic	$0.63	$0.62
Diluted	0.63	0.61

(1)

Total non-interest expense includes $21.5 million and $2.9 million of non-operating expenses for the six months ended June 30, 2019 and 2018, respectively. See Non-GAAP Financial Measures and Reconciliation to GAAP beginning on page 16.

People’s United Financial, Inc.

AVERAGE BALANCE SHEET, INTEREST AND YIELD/RATE ANALYSIS (1)

	June 30, 2019			March 31, 2019			June 30, 2018
Three months ended (dollars in millions)	Average Balance	Interest	Yield/ Rate	Average Balance	Interest	Yield/ Rate	Average Balance	Interest	Yield/ Rate
Assets:
Short-term investments	$214.1	$1.2	2.21%	$202.8	$1.3	2.60%	$266.7	$1.3	2.02%
Securities (2)	7,147.1	50.8	2.85	7,310.6	52.4	2.87	7,302.1	49.2	2.69
Loans:
Commercial real estate	12,323.2	139.9	4.54	11,588.3	132.7	4.58	10,802.9	111.5	4.13
Commercial and industrial	9,638.2	114.1	4.74	8,974.0	106.5	4.74	8,558.3	92.6	4.32
Equipment financing	4,510.8	62.8	5.56	4,357.7	59.0	5.42	3,923.6	50.5	5.14
Residential mortgage	9,672.6	85.6	3.54	8,153.6	70.9	3.48	6,853.6	55.5	3.24
Home equity and other consumer	2,084.6	25.7	4.94	1,972.9	24.9	5.05	1,977.6	21.4	4.33

Total loans	38,229.4	428.1	4.48	35,046.5	394.0	4.50	32,116.0	331.5	4.13

Total earning assets	45,590.6	$480.1	4.21%	42,559.9	$447.7	4.21%	39,684.8	$382.0	3.85%

Other assets	5,496.9			5,240.3			4,425.0

Total assets	$51,087.5			$47,800.2			$44,109.8

Liabilities and stockholders’ equity:
Deposits:
Non-interest-bearing	$8,605.6	$—	—%	$8,301.3	$—	—%	$7,872.7	$—	—%
Savings, interest-bearing checking and money market	22,341.3	57.4	1.03	21,018.0	48.8	0.93	19,220.6	28.2	0.59
Time	8,263.8	39.2	1.90	7,130.8	32.4	1.82	5,442.3	19.1	1.40

Total deposits	39,210.7	96.6	0.99	36,450.1	81.2	0.89	32,535.6	47.3	0.58

Borrowings:
Federal Home Loan Bank advances	1,844.0	12.2	2.64	1,890.1	12.4	2.64	3,009.3	14.8	1.97
Federal funds purchased	1,057.8	6.7	2.53	751.9	4.7	2.52	634.5	3.0	1.86
Customer repurchase agreements	240.0	0.4	0.77	286.2	0.5	0.65	228.7	0.1	0.31
Other borrowings	4.3	—	0.64	9.0	0.1	2.43	158.5	0.6	1.45

Total borrowings	3,146.1	19.3	2.46	2,937.2	17.7	2.41	4,031.0	18.5	1.84

Notes and debentures	903.8	8.8	3.89	896.3	8.8	3.93	889.6	8.4	3.79

Total funding liabilities	43,260.6	$124.7	1.15%	40,283.6	$107.7	1.07%	37,456.2	$74.2	0.79%

Other liabilities	848.8			954.3			784.0

Total liabilities	44,109.4			41,237.9			38,240.2
Stockholders’ equity	6,978.1			6,562.3			5,869.6

Total liabilities and stockholders’ equity	$51,087.5			$47,800.2			$44,109.8

Net interest income/spread (3)		$355.4	3.06%		$340.0	3.14%		$307.8	3.06%

Net interest margin			3.12%			3.20%			3.10%

(1)	Average yields earned and rates paid are annualized.
(2)	Average balances and yields for securities are based on amortized cost.
(3)	The fully taxable equivalent adjustment was $7.3 million, $7.2 million and $6.6 million for the three months ended June 30, 2019, March 31, 2019 and June 30, 2018, respectively.

People’s United Financial, Inc.

AVERAGE BALANCE SHEET, INTEREST AND YIELD/RATE ANALYSIS (1)

	June 30, 2019			June 30, 2018
Six months ended (dollars in millions)	Average Balance	Interest	Yield/ Rate	Average Balance	Interest	Yield/ Rate
Assets:
Short-term investments	$208.5	$2.5	2.40%	$316.3	$2.5	1.63%
Securities (2)	7,228.4	103.2	2.86	7,244.4	97.2	2.68
Loans:
Commercial real estate	11,957.8	272.6	4.56	10,868.2	218.5	4.02
Commercial and industrial	9,307.9	220.6	4.74	8,488.8	177.2	4.18
Equipment financing	4,434.7	121.8	5.49	3,897.3	99.4	5.10
Residential mortgage	8,917.3	156.5	3.51	6,845.4	110.4	3.22
Home equity and other consumer	2,029.0	50.6	4.99	2,006.2	42.2	4.20

Total loans	36,646.7	822.1	4.49	32,105.9	647.7	4.03

Total earning assets	44,083.6	$927.8	4.21%	39,666.6	$747.4	3.77%

Other assets	5,369.3			4,394.2

Total assets	$49,452.9			$44,060.8

Liabilities and stockholders’ equity:
Deposits:
Non-interest-bearing	$8,454.3	$—	—%	$7,834.9	$—	—%
Savings, interest-bearing checking and money market	21,683.3	106.2	0.98	19,430.4	53.1	0.55
Time	7,700.5	71.6	1.86	5,413.6	35.5	1.31

Total deposits	37,838.1	177.8	0.94	32,678.9	88.6	0.54

Borrowings:
Federal Home Loan Bank advances	1,866.9	24.6	2.64	2,844.1	25.7	1.81
Federal funds purchased	905.7	11.4	2.52	621.5	5.3	1.70
Customer repurchase agreements	263.0	0.9	0.71	245.5	0.3	0.24
Other borrowings	6.6	0.1	1.85	181.0	1.4	1.57

Total borrowings	3,042.2	37.0	2.43	3,892.1	32.7	1.68

Notes and debentures	900.1	17.6	3.91	892.5	16.2	3.63

Total funding liabilities	41,780.4	$232.4	1.11%	37,463.5	$137.5	0.73%

Other liabilities	901.1			752.1

Total liabilities	42,681.5			38,215.6
Stockholders’ equity	6,771.4			5,845.2

Total liabilities and stockholders’ equity	$49,452.9			$44,060.8

Net interest income/spread (3)		$695.4	3.10%		$609.9	3.04%

Net interest margin			3.15%			3.07%

(1)	Average yields earned and rates paid are annualized.
(2)	Average balances and yields for securities are based on amortized cost.
(3)	The fully taxable equivalent adjustment was $14.5 million and $12.9 million for the six months ended June 30, 2019 and 2018, respectively.

People’s United Financial, Inc.

Loans acquired in a business combination are initially recorded at fair value with no carryover of an acquired entity’s previous established allowance for loan losses. Accordingly, selected asset quality metrics have been highlighted to distinguish between the ‘originated’ portfolio and the ‘acquired’ portfolio.

NON-PERFORMING ASSETS

(dollars in millions)	June 30, 2019	March 31, 2019	Dec. 31, 2018	Sept. 30, 2018	June 30, 2018
Originated non-performing loans:
Commercial:
Commercial real estate	$23.2	$33.6	$33.5	$17.2	$20.3
Commercial and industrial	45.4	30.3	38.0	44.9	50.1
Equipment financing	42.7	37.5	42.0	49.3	49.2

Total	111.3	101.4	113.5	111.4	119.6

Retail:
Residential mortgage	38.4	35.4	38.9	32.0	33.5
Home equity	14.7	14.1	15.3	14.6	15.1
Other consumer	—	—	—	0.1	—

Total	53.1	49.5	54.2	46.7	48.6

Total originated non-performing loans (1)	164.4	150.9	167.7	158.1	168.2

REO:
Residential	8.1	6.9	5.5	4.4	5.8
Commercial	0.6	4.1	8.7	8.7	9.3

Total REO	8.7	11.0	14.2	13.1	15.1

Repossessed assets	5.7	5.6	3.9	2.0	3.7

Total non-performing assets	$178.8	$167.5	$185.8	$173.2	$187.0

Acquired non-performing loans (contractual amount)	$34.1	$42.6	$50.1	$32.3	$26.7

Originated non-performing loans as a percentage of originated loans	0.52%	0.49%	0.55%	0.53%	0.56%
Non-performing assets as a percentage of:
Originated loans, REO and repossessed assets	0.56	0.54	0.61	0.57	0.62
Tangible stockholders’ equity and originated allowance for loan losses	4.24	4.23	4.76	4.78	5.25

(1)

Reported net of government guarantees totaling $1.6 million at June 30, 2019, $1.4 million at March 31, 2019, $1.9 million at December 31, 2018, $2.5 million at September 30, 2018 and $2.6 million at June 30, 2018.

People’s United Financial, Inc.

PROVISION AND ALLOWANCE FOR LOAN LOSSES

	Three Months Ended
(dollars in millions)	June 30, 2019	March 31, 2019	Dec. 31, 2018	Sept. 30, 2018	June 30, 2018
Allowance for loan losses on originated loans:
Balance at beginning of period	$236.9	$236.3	$233.9	$232.8	$231.3
Charge-offs	(4.4)	(5.6)	(7.3)	(6.4)	(4.7)
Recoveries	2.2	2.2	1.3	1.0	1.9

Net loan charge-offs	(2.2)	(3.4)	(6.0)	(5.4)	(2.8)
Provision for loan losses	5.4	4.0	8.4	6.5	4.3

Balance at end of period	240.1	236.9	236.3	233.9	232.8

Allowance for loan losses on acquired loans:
Balance at beginning of period	4.0	4.1	4.1	4.0	4.0
Charge-offs	(2.9)	(1.9)	(1.8)	(2.0)	(2.5)
Recoveries	0.6	0.2	0.3	0.4	0.3

Net loan charge-offs	(2.3)	(1.7)	(1.5)	(1.6)	(2.2)
Provision for loan losses	2.2	1.6	1.5	1.7	2.2

Balance at end of period	3.9	4.0	4.1	4.1	4.0

Total allowance for loan losses	$244.0	$240.9	$240.4	$238.0	$236.8

Originated commercial allowance for loan losses as a percentage of originated commercial loans	0.91%	0.91%	0.93%	0.94%	0.93%
Originated retail allowance for loan losses as a percentage of originated retail loans	0.34	0.37	0.36	0.36	0.36
Total originated allowance for loan losses as a percentage of:
Originated loans	0.76	0.76	0.77	0.78	0.77
Originated non-performing loans	146.0	157.0	140.9	147.9	138.4

NET LOAN CHARGE-OFFS (RECOVERIES)

	Three Months Ended
(dollars in millions)	June 30, 2019	March 31, 2019	Dec. 31, 2018	Sept. 30, 2018	June 30, 2018
Commercial:
Commercial real estate	$0.1	$1.1	$1.4	$1.7	$0.7
Commercial and industrial	0.2	1.7	1.4	2.2	1.7
Equipment financing	3.9	2.2	4.4	2.9	2.6

Total	4.2	5.0	7.2	6.8	5.0

Retail:
Residential mortgage	0.1	0.1	—	0.1	(0.1)
Home equity	—	(0.2)	0.1	(0.1)	—
Other consumer	0.2	0.2	0.2	0.2	0.1

Total	0.3	0.1	0.3	0.2	—

Total net loan charge-offs	$4.5	$5.1	$7.5	$7.0	$5.0

Net loan charge-offs to average total loans (annualized)	0.05%	0.06%	0.09%	0.09%	0.06%

People’s United Financial, Inc.

NON-GAAP FINANCIAL MEASURES AND RECONCILIATION TO GAAP

In addition to evaluating People’s United Financial Inc. (“People’s United”) results of operations in accordance with U.S. generally accepted accounting principles (“GAAP”), management routinely supplements its evaluation with an analysis of certain non-GAAP financial measures, such as the efficiency and tangible common equity ratios, tangible book value per common share and operating earnings metrics. Management believes these non-GAAP financial measures provide information useful to investors in understanding People’s United’s underlying operating performance and trends, and facilitates comparisons with the performance of other financial institutions. Further, the efficiency ratio and operating earnings metrics are used by management in its assessment of financial performance, including non-interest expense control, while the tangible common equity ratio and tangible book value per common share are used to analyze the relative strength of People’s United’s capital position.

The efficiency ratio, which represents an approximate measure of the cost required by People’s United to generate a dollar of revenue, is the ratio of (i) total non-interest expense (excluding operating lease expense, goodwill impairment charges, amortization of other acquisition-related intangible assets, losses on real estate assets and non-recurring expenses) (the numerator) to (ii) net interest income on a fully taxable equivalent (“FTE”) basis plus total non-interest income (including the FTE adjustment on bank-owned life insurance (“BOLI”) income, the netting of operating lease expense and excluding gains and losses on sales of assets other than residential mortgage loans and acquired loans, and non-recurring income) (the denominator). People’s United generally considers an item of income or expense to be non-recurring if it is not similar to an item of income or expense of a type incurred within the last two years and is not similar to an item of income or expense of a type reasonably expected to be incurred within the following two years.

Operating earnings exclude from net income available to common shareholders those items that management considers to be of such a non-recurring or infrequent nature that, by excluding such items (net of income taxes), People’s United’s results can be measured and assessed on a more consistent basis from period to period. Items excluded from operating earnings, which include, but are not limited to: (i) non-recurring gains/losses; (ii) merger-related expenses, including acquisition integration and other costs; (iii) writedowns of banking house assets and related lease termination costs; (iv) severance-related costs; and (v) charges related to executive-level management separation costs, are generally also excluded when calculating the efficiency ratio. Operating earnings per common share (“EPS”) is derived by determining the per common share impact of the respective adjustments to arrive at operating earnings and adding (subtracting) such amounts to (from) diluted EPS, as reported. Operating return on average assets is calculated by dividing operating earnings (annualized) by average total assets. Operating return on average tangible common equity is calculated by dividing operating earnings (annualized) by average tangible common equity. The operating common dividend payout ratio is calculated by dividing common dividends paid by operating earnings for the respective period.

The tangible common equity ratio is the ratio of (i) tangible common equity (total stockholders’ equity less preferred stock, goodwill and other acquisition-related intangible assets) (the numerator) to (ii) tangible assets (total assets less goodwill and other acquisition-related intangible assets) (the denominator). Tangible book value per common share is calculated by dividing tangible common equity by common shares (total common shares issued, less common shares classified as treasury shares and unallocated Employee Stock Ownership Plan (“ESOP”) common shares).

In light of diversity in presentation among financial institutions, the methodologies used by People’s United for determining the non-GAAP financial measures discussed above may differ from those used by other financial institutions.

People’s United Financial, Inc.

NON-GAAP FINANCIAL MEASURES AND RECONCILIATION TO GAAP - Continued

OPERATING NON-INTEREST EXPENSE AND EFFICIENCY RATIO

	Three Months Ended					Six Months Ended
(dollars in millions)	June 30, 2019	March 31, 2019	Dec. 31, 2018	Sept. 30, 2018	June 30, 2018	June 30, 2019	June 30, 2018
Total non-interest expense	$278.4	$277.2	$262.7	$241.3	$248.6	$555.6	$492.1

Adjustments to arrive at operating non-interest expense:
Merger-related expenses	(6.5)	(15.0)	(8.0)	(0.5)	(2.9)	(21.5)	(2.9)

Total	(6.5)	(15.0)	(8.0)	(0.5)	(2.9)	(21.5)	(2.9)

Operating non-interest expense	271.9	262.2	254.7	240.8	245.7	534.1	489.2

Operating lease expense	(9.9)	(9.4)	(9.8)	(8.9)	(8.7)	(19.3)	(17.7)
Amortization of other acquisition-related intangible assets	(8.0)	(6.7)	(6.9)	(4.9)	(4.9)	(14.7)	(10.0)
Other (1)	(1.4)	(1.8)	(1.6)	(1.8)	(1.7)	(3.2)	(3.0)

Total non-interest expense for efficiency ratio	$252.6	$244.3	$236.4	$225.2	$230.4	$496.9	$458.5

Net interest income (FTE basis)	$355.4	$340.0	$339.5	$313.0	$307.8	$695.4	$609.9
Total non-interest income	106.3	94.6	88.7	92.3	94.9	200.9	185.3

Total revenues	461.7	434.6	428.2	405.3	402.7	896.3	795.2
Adjustments:
Operating lease expense	(9.9)	(9.4)	(9.8)	(8.9)	(8.7)	(19.3)	(17.7)
BOLI FTE adjustment	0.7	0.6	0.5	0.6	0.4	1.3	0.8
Net security (gains) losses	(0.1)	—	10.0	(0.1)	—	(0.1)	(0.1)
Other (2)	—	0.3	—	—	—	0.3	—

Total revenues for efficiency ratio	$452.4	$426.1	$428.9	$396.9	$394.4	$878.5	$778.2

Efficiency ratio	55.8%	57.3%	55.1%	56.7%	58.4%	56.6%	58.9%

(1)	Items classified as “other” and deducted from non-interest expense for purposes of calculating the efficiency ratio include certain franchise taxes and real estate owned expenses.
(2)

Items classified as “other” and (deducted from) added to total revenues for purposes of calculating the efficiency ratio include, as applicable, asset write-offs and gains associated with the sale of branch locations.

People’s United Financial, Inc.

NON-GAAP FINANCIAL MEASURES AND RECONCILIATION TO GAAP - Continued

OPERATING EARNINGS

	Three Months Ended					Six Months Ended
(dollars in millions, except per common share data)	June 30, 2019	March 31, 2019	Dec. 31, 2018	Sept. 30, 2018	June 30, 2018	June 30, 2019	June 30, 2018
Net income available to common shareholders	$129.7	$111.1	$129.4	$113.5	$106.7	$240.8	$211.1

Adjustments to arrive at operating earnings:
Merger-related expenses	6.5	15.0	8.0	0.5	2.9	21.5	2.9
Security losses associated with tax reform (1)	—	—	10.0	—	—	—	—

Total pre-tax adjustments	6.5	15.0	18.0	0.5	2.9	21.5	2.9
Tax effect (2)	(1.4)	(3.1)	(13.2)	(0.2)	(0.6)	(4.5)	(0.6)

Total adjustments, net of tax	5.1	11.9	4.8	0.3	2.3	17.0	2.3

Operating earnings	$134.8	$123.0	$134.2	$113.8	$109.0	$257.8	$213.4

Diluted EPS, as reported	$0.33	$0.30	$0.35	$0.33	$0.31	$0.63	$0.61

Adjustments to arrive at operating EPS:
Merger-related expenses	0.01	0.03	0.01	—	0.01	0.04	0.01
Security losses associated with tax reform	—	—	0.02	—	—	—	—
Tax benefit associated with tax reform	—	—	(0.02)	—	—	—	—

Total adjustments per common share	0.01	0.03	0.01	—	0.01	0.04	0.01

Operating EPS	$0.34	$0.33	$0.36	$0.33	$0.32	$0.67	$0.62

Average total assets	$51,088	$47,800	$47,721	$44,245	$44,110	$49,453	$44,061

Operating return on average assets (annualized)	1.06%	1.03%	1.12%	1.03%	0.99%	1.04%	0.97%

(1)	Security losses incurred as a tax planning strategy in response to a tax reform-related benefit are considered non-operating.
(2)	Includes a $9.2 million benefit recognized in connection with tax reform for the three months ended December 31, 2018.

OPERATING RETURN ON AVERAGE TANGIBLE COMMON EQUITY

	Three Months Ended					Six Months Ended
(dollars in millions)	June 30, 2019	March 31, 2019	Dec. 31, 2018	Sept. 30, 2018	June 30, 2018	June 30, 2019	June 30, 2018
Operating earnings	$134.8	$123.0	$134.2	$113.8	$109.0	$257.8	$213.4

Average stockholders’ equity	$6,978	$6,562	$6,515	$5,937	$5,870	$6,771	$5,845
Less: Average preferred stock	244	244	244	244	244	244	244

Average common equity	6,734	6,318	6,271	5,693	5,626	6,527	5,601
Less: Average goodwill and average other acquisition-related intangible assets	3,043	2,900	2,807	2,572	2,554	2,972	2,556

Average tangible common equity	$3,691	$3,418	$3,464	$3,121	$3,072	$3,556	$3,045

Operating return on average tangible common equity (annualized)	14.6%	14.4%	15.5%	14.6%	14.2%	14.5%	14.0%

People’s United Financial, Inc.

NON-GAAP FINANCIAL MEASURES AND RECONCILIATION TO GAAP - Continued

OPERATING COMMON DIVIDEND PAYOUT RATIO

	Three Months Ended					Six Months Ended
(dollars in millions)	June 30, 2019	March 31, 2019	Dec. 31, 2018	Sept. 30, 2018	June 30, 2018	June 30, 2019	June 30, 2018
Common dividends paid	$69.8	$65.2	$65.1	$60.0	$59.9	$135.0	$118.7

Operating earnings	$134.8	$123.0	$134.2	$113.8	$109.0	$257.8	$213.4

Operating common dividend payout ratio	51.8%	53.0%	48.5%	52.7%	55.0%	52.4%	55.6%

TANGIBLE COMMON EQUITY RATIO

(dollars in millions)	June 30, 2019	March 31, 2019	Dec. 31, 2018	Sept. 30, 2018	June 30, 2018
Total stockholders’ equity	$7,046	$6,621	$6,534	$5,959	$5,900
Less: Preferred stock	244	244	244	244	244

Common equity	6,802	6,377	6,290	5,715	5,656
Less: Goodwill and other acquisition-related intangible assets	3,073	2,896	2,866	2,569	2,574

Tangible common equity	$3,730	$3,481	$3,424	$3,146	$3,082

Total assets	$51,622	$48,092	$47,877	$44,133	$44,575
Less: Goodwill and other acquisition-related intangible assets	3,073	2,896	2,866	2,569	2,574

Tangible assets	$48,549	$45,196	$45,011	$41,564	$42,001

Tangible common equity ratio	7.7%	7.7%	7.6%	7.6%	7.3%

TANGIBLE BOOK VALUE PER COMMON SHARE

(in millions, except per common share data)	June 30, 2019	March 31, 2019	Dec. 31, 2018	Sept. 30, 2018	June 30, 2018
Tangible common equity	$3,730	$3,481	$3,424	$3,146	$3,082

Common shares issued	487.35	467.38	466.32	437.74	437.06
Less: Shares classified as treasury shares	89.01	89.01	89.03	89.02	89.02
Unallocated ESOP shares	6.10	6.19	6.27	6.36	6.45

Common shares	392.24	372.18	371.02	342.36	341.59

Tangible book value per common share	$9.51	$9.35	$9.23	$9.19	$9.02